Exhibit 10.1

EXECUTION VERSION

Amendment no. I to Vendor Loan Agreement

Project Atmosphere

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Side 2	This amendment (the “Amendment”) to the Vendor Loan Agreement signed 2 April 2012 (the “Agreement”) is made on 28 June 2012 between:

PBI Holding A/S
Kærup Allé 3
DK 4100 Ringsted
Denmark
CVR-no. 28 15 85 56

(the “Lender”)

and

Mocon, Inc.
7500 Mendelssohn Ave North
Minneapolis,
Minnesota, 55428
USA

(the “Borrower” and together with the Lender referred to as the “Parties” and each of them as a “Party”)

WHEREAS the Borrower on 29 June 2012 wishes to make an early repayment of DKK 6,500,000 under the Vendor Loan and on 31 July 2012 an additional early repayment under the Vendor Loan of DKK 6,500,000; and

NOW, THEREFORE, the Lender and the Borrower have agreed to amendment the Agreement as follows:

NOW IT IS AGREED AS FOLLOWS

	1	Definitions

	1.1	Capitalised terms and definitions used in this Amendment shall have the same meaning set out in the Agreement, unless otherwise set out herein.

1.2

Any reference in the Agreement or in this Amendment to the “Agreement” shall be construed as a reference to the Agreement as amended by this Amendment. Any reference in the Agreement or in this Amendment to a specific clause of the Agreement shall be construed as a reference to said clause in the Agreement as amended by this Amendment.

	2	Amendments to the Agreement

	2.1	The Parties have agreed to make the following amendments to the Agreement:

Side 3	2.1.1	The existing Clause 2.1 of the Agreement is hereby replaced by the following:

“The Vendor Loan together with accrued interest shall be repaid in semi-annual instalments as set out in Schedule 2.1 with the first repayment instalment falling due on 2 October 2012 and the final repayment instalment falling due on the first Business Day following 2 April 2015 (the “Final Repayment Date”). The Borrower is entitled at any time prior to the Final Repayment Date to repay the outstanding Vendor Loan in full or in part, it being understood that any such early repayment shall include payment of accrued interest in an equal proportion to the early repayment amount.”

	2.1.2	Clause 2 of the Agreement is hereby amended by adding the following Clause 2.2:

“The Borrower shall by wire transfer in immediately available funds to the Lender’s bank account with Danske Bank, account number 4955-6170002367 on (i) on 29 June 2012 transfer DKK 6,500,000; and (ii) on 31 July 2012 transfer DKK 6,500,000.”

	2.1.3	Clause 4 of the Agreement is hereby amended by adding the following Clause 4.2:

“Upon receipt of the payment made under Clause 2.3 on or prior to 29 June 2012, the Lender shall automatically, and without the need for further action, release 35% of the shares (equal to nominally DKK 7,000,000 shares) in the Company from the pledge made in favour of the Lender under the Security Documents. For the avoidance of doubt such release shall in no event be considered or interpreted as a release of the pledge in full but solely a partial release of the said shares. The Parties agree that, contingent of receipt by Lender of the payment made under Clause 2.3 on or prior to 29 June 2012, the Security Documents shall be amended to reflect the release from pledge of nominally DKK 7,000,000 shares in the Company but such release will be automatically effective upon such receipt by Lender regardless of when the Security Agreements are so amended.”

	2.1.4	The existing Clause 4.2 of the Agreement shall now be Clause 4.3.

	2.1.5	The existing Clause 5.1 of the Agreement is hereby replaced by the following:

“The Borrower shall procure that Acquisition Co. does not sell its shares in the Company and that Acquisition Co. does not create or permit to be created or permit to exist and will discharge any Encumbrance (as defined in the SPA) upon any of the shares in the Company, including the shares released from pledge as set out in Clause 4.2, to or in favour of any other person than the Lender and shall procure that none of the Group Companies sell any substantial part of its assets other than in the ordinary course of business, including any Subsidiary Shares, except with the prior written consent of the Lender.”

	2.1.6	Clause 7 of the Agreement is hereby amended by adding the following Clause 7.1.6:

“Early repayment

The Borrower (the Guarantor, if relevant) does not make the planned early repayment as set out in Clause 2.2(ii) (as amended by clause 2.1.2 of this Amendment) provided that if non-payment is caused only by administrative or technical error, such event of non-

Side 4

payment shall not constitute an Event of Default when (i) the Borrower has the funds available to make the required payment, and (ii) payment is actually made for value within three (3) Business Days after written demand from the Lender following the due date.”

	2.1.7	Clause 7 of the Agreement is hereby amended by adding the following Clause 7.1.7:

“Negative pledge of the shares in the Company
Acquisition Co. creates or permits to be created or permit to exist or have not discharged Encumbrance upon any of the shares in the Company to or in favour of any other person than the Lender”

2.2

Other than specifically set forth in this Amendment, nothing in this Amendment shall affect any of the rights or obligations of the Parties under the Agreement. In particular, and for the avoidance of doubt the Parties agree and acknowledges that all other Clauses of the Agreement shall continue in full force and effect except to the extent expressly amended by this Amendment.

	2.3	For the avoidance of doubt Clauses 8, 9, 10 and 11 of the Agreement shall apply to this Amendment as well.

	3	Amendments to Schedule 2.1

	3.1	Schedule 2.1 is replaced by Schedule 2.1 attached to this Amendment.

	4	Copies

	4.1	This Amendment shall be signed in duplicate. The Parties shall each receive one original with copy.

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Date: 28 June 2012	Date: 28 June 2012

Place: Ringsted	Place: Minnesota

For and on behalf of the Lender:	For and on behalf of the Borrower:

/s/ Eric D. Jensen	/s/ Robert L. Demorest
Name: Eric D. Jensen	Name: Robert L. Demorest
Title: Chairman	Title: President & CEO

/s/ Lene Stengade	/s/ Darrell B. Lee
Name: Lene Stengade	Name: Darrell B. Lee
Title: CEO	Title: Vice President & CFO

Side 5

Date: 28 June 2012

Place: Minnesota

For and on behalf of MOCON Denmark Holding ApS for acknowledgement of Clause 2.1.3 as amending Clause 4 of the Agreement:

/s/ Darrell B. Lee
Name: Darrell B. Lee
Title: Managing Director